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                              First Niagara
                              Financial Group, Inc.

For Immediate Release

          First Niagara Risk Management plans to acquire Gernold Agency
        Transaction to provide First Niagara with the ability to become a leader in alternative risk management solutions

LOCKPORT, N.Y., November 14, 2006 -- First Niagara Risk Management, Inc., the wholly-owned insurance subsidiary of First Niagara Bank, announced today that it intends to acquire Gernold Agency, Inc., an Orchard Park-based insurance agency specializing in alternative risk management solutions for larger businesses. Following the completion of the transaction, Gernold Agency will merge into First Niagara Risk Management. The acquisition is expected to close mid-December 2006. By agreement of both parties, financial terms were not disclosed.

According to Gerard J. Wenzke, CEO of First Niagara Risk Management, "Gernold Agency is particularly attractive to First Niagara because of their unique expertise in alternative solutions, including captive programs, which fit strategically with our objective to better serve our clients as their trusted financial advisor. Alternative programs have helped many businesses lower premiums and allow for greater control over the way risk is managed and the way claims and losses are settled. We are enthusiastic about expanding our ability to provide our clients with these options."

Upon completion of the acquisition, First Niagara will begin to more aggressively market its alternative risk programs, particularly Gernold's captive approach, throughout its dominant insurance distribution channel in upstate New York.

Richard (Dick) L. Gernold, president of Gernold Agency, said he is pleased to align his business with a client focused and growing company. "With First Niagara, we'll have the ability to efficiently and effectively bring our unique approach to risk management to business owners across the state. Together we will enhance our ability to do more for our clients, employees and our community."

                                     -more-

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Gernold/FNRM
Page 2

Founded in 1935 by Richard Gernold's father, Leonard Gernold, the agency employs 21 people.

First Niagara Risk Management's product line includes personal and commercial insurance, surety bonds, risk management, employee benefits and administration and life, disability and long-term care coverage. It has office locations that stretch across the state including Buffalo, Newfane, Rochester, Ithaca, Hudson and Albany.

First Niagara Bank, whose parent is First Niagara Financial Group, Inc. (Nasdaq:
FNFG), has assets of $8.0 billion and deposits of $5.6 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 119 branches and several financial services subsidiaries across New York State. For more information, visit http://www.fnfg.com

Forward-Looking Statements - This press release may contain forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
----------------
Paul J. Kolkmeyer........  President and CEO
John R. Koelmel..........  Chief Financial Officer
Ann M. Segarra...........
                           Corporate Controller
                           (716) 625-7509
                           ann.segarra@fnfg.com
Leslie G. Garrity........  Public Relations and Corporate Communications Manager
                           (716) 625-7528
                           leslie.garrity@fnfg.com